UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2026

Latch, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N Price Road, Suite 2, Olivette, MO 63132

(Address of principal executive offices, Including Zip Code)

(314) 227-1100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2026, Latch, Inc. (the “Company”) adopted a retention bonus program for certain key employees, including David Lillis, Chief Executive Officer, Jeff Mayfield, Chief Financial Officer, and Priyen Patel, Chief Strategy and Legal Officer.

Under the program, Messrs. Lillis, Mayfield, and Patel are eligible to receive cash retention awards of $250,000, $225,000, and $187,500, respectively. The awards generally are subject to each executive’s continued employment with the Company through December 31, 2027. Payments under the awards are not accelerated for a change of control or other corporate transaction, but if an executive's employment is terminated by the Company without “cause” or the “executive resigns for good reason” before December 31, 2027 (as those terms are defined in each executive’s employment agreement), the executive will be entitled to a pro rata portion of his award based on service through the termination date.

Amounts paid under the program remain subject to clawback by the Company if it later determines that grounds existed for a for Cause termination. The form of the Retention Bonus Letter is filed as Exhibit 10.1 hereto.

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Retention Bonus Letter.
104	Cover Page Interactive Data File (embedded withing the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date: August 28, 2026	By:	/s/ Priyen Patel
	Name:	Priyen Patel
	Title:	Chief Strategy & Legal Officer